SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 30, 2012

Date of Report (Date of earliest event reported)

Armada Oil, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-52040

(Commission File Number)

98-0195748

(I.R.S. Employer Identification No.)

10777 Westheimer Rd.

Suite 1100

Houston, Texas 77042

(Address of principal executive offices)

(800) 676-1006

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensator Arrangements of Certain Officers.

Effective as of May 30, 2012, Armada Oil, Inc. (the “Company”) appointed Mr. Eric Wold to serve on the Company’s Board of Directors (the “Board”) and to serve as the Chairman of the Audit Committee of the Company’s Board.

Eric Wold previously served on the Board of Directors of Lucas Energy (AMEX: LEI), a publicly held company within the oil and energy sector from 2005-2009. He is currently a Senior Analyst with B. Riley & Co., a leading full-service investment bank, where he has more than18 years of buy-side and sell-side equity research experience, reporting on a dozen companies in the Internet and Media and Entertainment sectors with market caps between $50 Million and $6 billion, including Tivo, Inc., Netflix, Inc. and Coinstar, Inc.

Previously, Mr. Wold held the position of Managing Director, Equity Research at the investment banking firm Merriman Capital, Inc., where he covered the Branded Global Consumer and Media Groups. He was also Director of Corporate Finance with NightFire Software, a privately held telecommunications software company based in Oakland, California. At First Security Van Kasper, he served as Vice President and Senior Research Analyst, where he was responsible for the Restaurant and Branded Consumer sectors.

Mr. Wold began his career on the buy-side with research analyst positions with both Polynous Capital Management (a hedge fund that he co-founded in 1996) and GT Global Financial Services. He received his Chartered Financial Analyst (CFA) designation in 1997 and a bachelor’s degree in Finance from the University of California at Berkeley.

As compensation for his service on the Board Mr. Wold will, subject to his entry into a stock option agreement with the Company, receive a grant of 50,000 options from the Company’s 2012 Long-Term Incentive Plan; 10,000 of the options will vest immediately upon Mr. Wold’s appointment, 40% will vest upon the one-year anniversary of service, and the remaining 40% upon the two-year anniversary, subject to Mr. Wold remaining as a member of the Board. Additionally, a cash payment of $3,000/day per physical Board meeting and $500 per telephonic quarterly update meeting will be made. Reimbursement of certain out-of-pocket costs incurred in connection with Mr. Wold’s activities as a Board member will be covered as well.

SECTION 7. Regulation FD

Item 7.01 Regulation FD Disclosure

Except for the historical information presented in this document, the matters discussed in this Form 8-K, or otherwise incorporated by reference into this document, contain “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements are identified by the use of forward-looking terminology such as “believes,” “plans,” “intend,” ”scheduled,” “potential,” “continue,” “estimates,” “hopes,” “goal,” “objective,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by the Registrant. The reader is cautioned that no statements contained in this Form 8-K should be construed as a guarantee or assurance of future performance or results. These forward-looking statements involve risks and uncertainties, including those identified within this Form 8-K. The actual results that the Registrant achieves may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and the Registrant assumes no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by the Registrant in this Form 8-K and in the Registrant’s other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Registrant’s business.

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Note: Information in this report furnished pursuant to Item 7 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this current report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this current report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this current report contains is material investor information that is not otherwise publicly available.

SECTION 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

The following exhibits are furnished as part of this report:

Number	Description

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on May 31, 2012.

Armada Oil, Inc.

By:	/s/ James Cerna, Jr.
James Cerna, Jr.
President and Chief Executive Officer

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